    NEWS   FROM
    Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  September 17, 2008
CONTACT:  Celesta Miracle - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Announces No Counterparty
Exposure to Lehman Brothers Holdings, Inc., or its Affiliates

Bridgeport, West Virginia: Petroleum Development Corporation (NASDAQ/GSM: PETD) announced today that it has no hedging or other contractual counterparty exposure to Lehman Brothers Holdings Inc., its subsidiaries or its affiliates.  Petroleum Development Corporation’s current hedges are only with those banks that participate in the Company’s secured credit facility.  See our 8-K filed with the SEC on July 21, 2008 for the most recent list of banks in our credit group.

About Petroleum Development Corporation
Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the exploration, production and marketing of natural gas and oil. Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Michigan Basins. PDC is included in the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of Companies in 2003.

120 Genesis Boulevard • Bridgeport, West Virginia 26330 • (304) 842-3597